UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 27, 2026

CERO THERAPEUTICS HOLDINGS, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-40877	81-4182129
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

201 Haskins Way, Suite 230, South San Francisco, CA	94080
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number: (650) 407-2376

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $0.00001 per share	CERO	None
Warrants, each warrant exercisable for one two-thousandths of a share of Common Stock	CEROW	None

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On August 27, 2026, CERo Therapeutics Holdings, Inc., a Delaware corporation (the “Company”), completed a secured financing transaction with SRX Global Inc. (formerly known as SRx Health Solutions, Inc.) (“SRX”). In connection with the transaction, the Company issued to SRX a Consolidated Senior Secured Promissory Note having an original issue date of August 27, 2026 (the “Note”). Prior to the transaction, SRX was a lender to the Company under certain of the promissory notes described below.

The Note consolidates certain outstanding convertible grid promissory notes previously issued by the Company (collectively, the “Previous Notes”), including (i) obligations under Previous Notes held by SRX in an aggregate amount of $2,794,000.00 and (ii) obligations under Previous Notes originally held by Keystone Capital Partners, LLC in an aggregate amount of $2,872,108.77, consisting of $2,812,500.00 of principal and $59,608.77 of accrued and unpaid interest. Accordingly, the principal amount of the Note represented by previously outstanding debt was $5,666,108.77, and such amounts were lent to the Company on an unsecured basis.

The Note provides for additional advances by SRX to the Company of up to $6,000,000 in the aggregate, inclusive of the initial advance described below, resulting in a maximum aggregate loan amount of $11,666,108.77. Provided that no Event of Default has occurred and is continuing as determined under the terms of the Note, the Note provides for additional funding advances to the Company on the first day of each calendar month following the original issue date and before the maturity date in the amounts set forth in the Note, reflecting Company’s budget attached to the Note. SRX may, in its sole and absolute discretion, make additional advances reasonably requested by the Company, subject to the $6,000,000 aggregate advance limit.

On August 27, 2026, the date that the Note was executed, SRX funded an initial advance in the gross amount of $775,665.00. The Note required the Company to reimburse $50,000.00 of SRX’s legal expenses, which amount was withheld from the initial advance. The Company intends to use the proceeds of the advances to pay outstanding trade payables and for working capital purposes of the Company and CERo Therapeutics, Inc. its wholly owned subsidiary (the “Subsidiary”). Interest that is not paid when due may be recorded as an additional advance under the Note.

The outstanding principal amount of the Note bears interest at 10% per annum, calculated on the basis of a 30-day month and a 360-day year. During the existence of an Event of Default, the outstanding obligations bear interest at the lesser of (i) 24.99% per annum and (ii) the maximum rate permitted by applicable law. If the Event of Default is cured, the interest rate returns to 10% per annum.

The unpaid principal amount, accrued and unpaid interest and all other amounts payable under the Note are due and payable on October 15, 2026, unless earlier accelerated or otherwise paid in accordance with the Note. Provided that no Event of Default has occurred and is continuing, SRX may extend the maturity date for up to four consecutive 30-day periods by providing the Company with at least one business day’s prior written notice.

Except in connection with the consummation of a change of control Transaction, the Company may not prepay any amounts outstanding under the Note without SRX’s prior written consent.

As security for the Company’s obligations under the Note, the Company entered into a Pledge and Security Agreement with SRX, dated as of August 27, 2026 (the “Pledge Agreement”). Under the Pledge Agreement, the Company pledged and granted SRX a continuing security interest in all of the Company’s right, title and interest in the issued and outstanding capital stock of the Subsidiary, together with any additional shares or other equity interests in the Subsidiary subsequently acquired by the Company and all distributions and proceeds relating to those interests. The security interest created by the Pledge Agreement is intended to be a first-priority security interest.

The Subsidiary also entered into an Asset Security Agreement with SRX, dated as of August 27, 2026 (the “Asset Security Agreement”), pursuant to which the Subsidiary granted SRX a continuing security interest in substantially all of the Subsidiary’s assets. The collateral includes, among other assets, intellectual property, patents, patent applications, studies, clinical trials, regulatory applications and other assets relating to the Company’s and the Subsidiary’s CER-T cell therapy business, including CER-1236.

In addition, pursuant to a Guaranty of Payment dated as of August 27, 2026 (the “Guaranty”), the Subsidiary absolutely, unconditionally and irrevocably guaranteed the payment and performance of the Company’s obligations under the Note and the other transaction documents, including principal, interest, fees, enforcement costs and other amounts payable thereunder. The Guaranty is a guaranty of payment and performance and not merely a guaranty of collection.

The Note contains customary negative covenants that, subject to specified exceptions, restrict the Company and its subsidiaries from, among other things, incurring additional indebtedness or liens, repaying certain other indebtedness, paying cash dividends or distributions on the Company’s equity securities, amending organizational documents in a manner materially adverse to SRX and entering into certain affiliate transactions.

Events of Default under the Note include, among other matters, payment defaults; breaches of covenants, representations or warranties; certain cross-defaults under other material agreements; bankruptcy and insolvency events; certain judgments, levies or attachments; the incurrence of unpermitted indebtedness or liens; failure to use proceeds in accordance with the Company’s budget; the occurrence of a Material Adverse Effect; and the invalidity or unenforceability of a transaction document. Following an Event of Default, SRX may declare all outstanding principal and other amounts owing under the Note immediately due and payable and may exercise its remedies against the pledged shares and other collateral.

The Note was issued to SRX in a private transaction in reliance upon the exemption from registration provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506(b) promulgated thereunder. The Note has not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration.

The foregoing descriptions of the Note, the Pledge Agreement, the Asset Security Agreement and the Guaranty do not purport to be complete and are qualified in their entirety by reference to the full text of those documents, copies of which are filed as Exhibits 10.1 through 10.4, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 1.02.

In connection with the issuance of the Note, the Previous Notes, including their conversion and other terms, were superseded and replaced in their entirety by the Note. The unpaid principal and accrued interest under the Previous Notes were consolidated into the original principal amount of the Note rather than repaid at the time of the transaction.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 2.03.

Item 3.02 Unregistered Sales of Equity Securities.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated by reference into this Item 3.02. The issuance of the Note was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act, for the offer and sale of securities not involving a public offering. The Company’s reliance upon Section 4(a)(2) of the Securities Act in issuing the Note was based upon the following factors: (a) the issuance of the Note was an isolated private transaction by us which did not involve a public offering; (b) the Lender is an accredited investor; (c) the Company did not engage in general solicitation or advertising in connection with the issuance; and (d) the Lender represented that, among other things, it was acquiring the securities for investment purposes only and not with a view to distribution, it has received information about the Company necessary to make an informed investment decision, and the Lender is capable of evaluating the merits and risks of its investment. Any shares of Common Stock issuable upon conversion of the Note will be issued in reliance on the exemption from registration provided by Section 3(a)(9) or Section 4(a)(2) of the Securities Act.

Item 9.01. Exhibits.

Exhibit No.	Description
10.1	Form of Consolidated Senior Secured Promissory Note dated August 27, 2026.
10.2	Form of Asset Security Agreement dated August 27, 2026.
10.3	Form of Pledge and Security Agreement dated August 27, 2026
10.4	Form of Guaranty of Payment dated August 27, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CERo Therapeutics Holdings, Inc.

Dated: August 31, 2026	By:	/s/ Chris Erlich
Chris Erlich
Chief Executive Officer

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